Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 100 San Diego, California 92130-4092 858.720.8900 main 858.509.3691 fax www.sheppardmullin.com

November 5, 2024

VIA ELECTRONIC MAIL

Eterna Therapeutics Inc.

1035 Cambridge Street, Suite 18A

Cambridge, MA 02141

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Eterna Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the issuance of this opinion which relates to a registration statement on Form S-1 (the “Registration Statement”), including the related prospectus therein (the “Prospectus”) to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof. The Registration Statement covers the proposed offering and resale from time to time by the selling stockholders identified in the Prospectus (the “Selling Stockholders”) of up to 49,870,566 shares of the Company’s common stock, $0.005 par value per share (the “Common Stock”), composed of:

●	1,901,664 shares of Common Stock (the “December 2022 Shares”) issued, and up to 141,642 shares of Common Stock (the “December 2022 Warrant Shares”) issuable upon the exercise of a warrant (the “December 2022 Warrant”) issued, to certain Selling Stockholders in a private placement consummated on December 2, 2022 pursuant to a purchase agreement among the Company and such Selling Stockholders dated November 23, 2022 (the “November 2022 SPA”);

●	9,950,832 shares of Common Stock issued to certain Selling Stockholders on October 29, 2024 (the “Warrant Exchange Shares”) pursuant to exchange agreements between the Company and such Selling Stockholders dated September 24, 2024 (the “Exchange Agreements”) in exchange for outstanding warrants held by such Selling Stockholders that were acquired by such Selling Stockholders pursuant to the November 2022 SPA and in private placements consummated on each of (i) July 14, 2023 pursuant to a purchase agreement among the Company and such Selling Stockholders dated July 13, 2023 (the “July 2023 SPA”), (ii) December 15, 2023 pursuant to a purchase agreement among the Company and such Selling Stockholders dated December 14, 2023 (the “December 2023 SPA”), and (iii) January 11, 2024 pursuant to the December 2023 SPA;

●	28,351,197 shares of Common Stock issued to certain Selling Stockholders on October 29, 2024 (the “Note Exchange Shares”) pursuant to the Exchange Agreements in exchange for outstanding senior convertible notes held by such Selling Stockholders that were acquired by such Selling Stockholders pursuant to the July 2023 SPA and December 2023 SPA;

●	6,244,237 shares of Common Stock (the “Bridge Note Shares”) issued, and up to 1,764,000 shares of Common Stock (the “Bridge Note PFW Shares”) issuable upon exercise of pre-funded warrants (the “Bridge Note PFWs”) issued, to certain Selling Stockholders on October 29, 2024 upon conversion of senior convertible notes (the “Bridge Notes”) held by such Selling Stockholders that were acquired in a private placement consummated on September 24, 2024 pursuant to a note purchase agreement dated September 24, 2024 (the “NPA”); and

●	1,401,994 shares of Common Stock (the “October 2024 Shares” and together with the December 2022 Shares, the Warrant Exchange Shares, the Note Exchange Shares, and the Bridge Note Shares, the “Shares”) issued, and up to 115,000 shares of Common Stock (the “October 2024 PFW Shares” and together with the December 2022 Warrant Shares, and the Bridge Note PFW Shares, the “Warrant Shares”) issuable upon exercise of pre-funded warrants (the “October 2024 SPA PFWs” and together with the December 2022 Warrant, and the Bridge Note PFWs, the “Warrants”) issued, to certain Selling Stockholders in a private placement consummated on October 29, 2024 pursuant to a securities purchase agreement dated September 24, 2024 (the “September 2024 SPA”).

Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 100 San Diego, California 92130-4092 858.720.8900 main 858.509.3691 fax www.sheppardmullin.com

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Composite Restated Certificate of Incorporation as currently in effect, including the Certificate of Validation filed with the Secretary of State of the State of Delaware on September 3, 2021, (ii) the Company’s Second Amended and Restated Bylaws as currently in effect, (iii) the Registration Statement, all exhibits thereto and the Prospectus, (iv) the November 2022 SPA, the Exchange Agreements, the July 2023 SPA, the December 2023 SPA, the NPA, the Bridge Notes, the September 2024 SPA, and the Warrants, and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed (a) the genuineness of all signatures, including endorsements, (b) the legal capacity and competency of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (g) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number available for issuance by the Company. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Common Stock and that, if and when the Warrants are exercised, there will be a sufficient number of authorized but unissued shares of Common Stock available for issuance of the Warrant Shares.

It is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable, and (ii) the Warrant Shares, when sold and issued in accordance with the terms of the respective Warrants and upon payment therefor, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law (“DGCL”).

Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 100 San Diego, California 92130-4092 858.720.8900 main 858.509.3691 fax www.sheppardmullin.com

Our opinion is expressly limited to the matters set forth above, and, except as expressly set forth above, we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the securities covered by the Registration Statement or any other agreements or transactions that may be related thereto or contemplated thereby, as to any matter pertaining to the contents of the Registration Statement or the Prospectus, or with respect to the qualification of the securities covered by the Registration Statement under the securities or blue sky laws of any state or any foreign jurisdiction. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinion which we render herein is limited to those matters governed by the DGCL and we express no opinion with respect to any other laws that may be applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state antifraud law, rule or regulation relating to securities or to the sale or issuance thereof.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention, and which may alter, affect or modify the opinion expressed herein.

Regards,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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